Thermaltec International Corp and Subsidiaries
                      Calculation of net Earnings per Share


                                                                             (Unaudited)
                                  For the        For the        For the        For the
                                year ending    year ending    year ending  3 months ending
                                  9/30/97        9/30/98        9/30/99        12/31/99
                                -----------    -----------    -----------  ---------------
Earnings or (loss):
Net Loss                         ($259,719)     ($402,684)     ($958,604)      ($86,083)
                                 ---------      ---------      ---------      ---------

Net Earnings for calculation
of fully diluted earnings
per share                        ($259,719)     ($402,684)     ($958,604)      ($86,083)
                                 =========      =========      =========      =========

Shares:
Weighted Average No.

of shares of common stock
during the year                  2,046,750      2,105,489      2,490,420      2,608,118
                                 ---------      ---------      ---------      ---------

Weighted Average No.
of shares of common stock
during the year                  2,046,750      2,105,489      2,490,420      2,608,118
                                 =========      =========      =========      =========

Per share amounts:
     Basic                          ($0.13)        ($0.19)        ($0.38)        ($0.03)
                                 =========      =========      =========      =========

     Fully diluted                  ($0.13)        ($0.19)        ($0.38)        ($0.03)
                                 =========      =========      =========      =========